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                                                                      Exhibit 23



CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Bell Atlantic - West Virginia, Inc. on Form S-3 (File No. 33-60126) of our report dated February 6, 1995, which includes an explanatory paragraph stating that the Company discontinued accounting for its operations in accordance with Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," effective August 1, 1994, and changed its method of accounting for income taxes and postemployment benefits in 1993, on our audit of the financial statements and financial statement schedule of the Company as of December 31, 1994 and December 31, 1993, and for each of the three years in the period ended December 31, 1994, which report is included in this Annual Report on Form 10-K.


/s/ COOPERS & LYBRAND L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 29, 1995